                                                                   EXHIBIT 28(b)


                       Securities and Exchange Commission
                             Washington, D.C., 20549
                                    Form 11-K

               [X] ANNUAL REPORT PURSUANT TO SECTION 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                  For the calendar year ended December 31, 1996


                                       OR


             [ ] TRANSITION REPORT PURSUANT TO SECTION 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                          CASH OR DEFERRED ARRANGEMENT
                              (Full Title of Plan)


                 Science Applications International Corporation
              10260 Campus Point Drive, San Diego, California 92121
               (Name of issuer of the securities held pursuant to
           the Plan and the address of its principal executive office)

                                    SIGNATURE

         The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the Science Applications International Corporation Retirement Plans Committee duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SCIENCE APPLICATIONS
                                    INTERNATIONAL CORPORATION
                                    CASH OR DEFERRED ARRANGEMENT



DATE    4-15-97                     /s/ Daniel W. Baldwin
    ----------------                -------------------------------
                                    Daniel W. Baldwin

                                    Senior Vice President
                                    and Treasurer
                                    Retirement Plans Committee

      SCIENCE APPLICATIONS
      INTERNATIONAL CORPORATION
      CASH OR DEFERRED ARRANGEMENT
      Report, Financial Statements
      and Additional Information
      December 31, 1996 and 1995

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

INDEX TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


                                                                          Page

Report of Independent Accountants                                           1


Financial Statements:

   Statement of Net Assets Available for Benefits                           2

   Statement of Changes in Net Assets Available for Benefits                3

   Notes to Financial Statements                                          4 - 12


Additional Information:*

   Schedule I   - Schedule of Assets Held for Investment Purposes           13

   Schedule II  - Schedule of Loans or Fixed Income Obligations             14

   Schedule III - Schedule of Reportable Transactions                       15

* Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Retirement Plans Committee
and Participants of the Science Applications
International Corporation Cash or Deferred Arrangement

In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the net assets available for benefits of the Science Applications International Corporation Cash or Deferred Arrangement (the Plan) at December 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I through III is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.





PRICE WATERHOUSE LLP
San Diego, California
March 21, 1997

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
-------------------------------------------------------------------------------


                                                   DECEMBER 31,
                                             1996               1995

ASSETS
Investments, at fair market value:
   Mutual funds                          $310,573,000       $231,707,000
   SAIC Common Stock                      159,670,000        116,432,000
   Short-term investments                     348,000            684,000
   Participant loans                       17,000,000         11,630,000
                                         ------------       ------------

                                          487,591,000        360,453,000
                                         ------------       ------------

Receivables:
   Participant contributions                2,161,000          1,996,000
   Company contributions                      650,000          2,696,000
   Interest income                              4,000              6,000
                                         ------------       ------------

                                            2,815,000          4,698,000
                                         ------------       ------------

      Total assets                        490,406,000        365,151,000
                                         ------------       ------------

LIABILITIES

Accrued Plan expenses                          52,000             57,000
                                         ------------       ------------

Net assets available for benefits        $490,354,000       $365,094,000
                                         ============       ============




                 See accompanying notes to financial statements.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
-------------------------------------------------------------------------------


                                                   YEAR ENDED
                                                  DECEMBER 31,
                                            1996               1995
ADDITIONS TO NET ASSETS
   Investment income:
      Mutual funds:
        Dividends and interest         $ 19,708,000       $ 15,305,000
        Realized gain                     4,722,000          2,082,000
        Unrealized appreciation          18,677,000         22,430,000
      SAIC Common Stock:
        Realized gain                             0                  0
        Unrealized appreciation          30,082,000         18,891,000
      Interest                            1,218,000            923,000
   Participant contributions             66,555,000         59,133,000
   Company contributions                  9,625,000         11,535,000
                                       ------------       ------------

           Total additions              150,587,000        130,299,000
                                       ------------       ------------

DEDUCTIONS FROM NET ASSETS
   Distributions to participants         25,164,000         19,676,000
   Plan expenses                            163,000            191,000
                                       ------------       ------------

           Total deductions              25,327,000         19,867,000
                                       ------------       ------------

Net increase                            125,260,000        110,432,000

Net assets at beginning of year         365,094,000        254,662,000
                                       ------------       ------------

Net assets at end of year              $490,354,000       $365,094,000
                                       ============       ============



                 See accompanying notes to financial statements.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 1 - PLAN DESCRIPTION

GENERAL

The Science Applications International Corporation Cash or Deferred Arrangement (the "Plan" or "CODA") was established on September 18, 1982 and became effective January 1, 1983. The authority to administer the Plan is vested in the Retirement Plans Committee (the "Committee") whose members are the Named Fiduciaries for purposes of Section 402(a) of the Employee Retirement Income Security Act of 1974, as amended. Generally, employees of Science Applications International Corporation (the "Company" or "SAIC") and its subsidiaries are eligible to participate in the Plan upon commencing employment, except for employees in groups or units designated as ineligible. The following description of the Plan provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

The Plan consists of a Deferred Fund which is the fund in which assets acquired by the Plan in its function as a qualified Cash or Deferred Arrangement are held and accounted for. The Plan permits participants to elect to defer up to 18% of their eligible compensation, as defined, for the Plan year and to have such deferred amount contributed directly by the Company to the Deferred Fund for the benefit of the participants. Such contributions are limited under Section 402(g) of the Internal Revenue Code (the "Code") to $9,500 and $9,240 for the years ended December 31, 1996 and 1995, respectively. Amounts deferred by participants, including rollovers from qualified plans, totaled $66,555,000 and $59,133,000 for the years ended December 31, 1996 and 1995, respectively.

In addition to amounts deferred by participants, the Company, at its discretion, may make a matching contribution equal to a specified percentage of the aggregate amounts deferred by participants. The match is only provided on eligible participant deferrals of up to 10% of compensation, with any deferrals above 10% receiving no match. In 1996 and 1995, the Company contributed 30% of the first $2,000 of a participant's annual deferred compensation and 15% of such deferred compensation above $2,000 for an annual total of $9,625,000 and $9,431,000, respectively. During 1996 and 1995, the Company matching contribution was allocated to the SAIC Common Stock Fund. Also, the Company, at its discretion, may make an additional contribution to the Deferred Fund for the benefit of non-highly compensated participants in order to comply with Section 401(k)(3) of the Code. During 1996 and 1995, additional Company contributions of $0 and $2,104,000, respectively, were invested in the Vanguard Money Market Reserves-Prime Portfolio. Effective January 1, 1997, the Company will contribute 50% of the first $2,000 of a participant's annual deferred compensation and 15% of such deferred compensation above $2,000.

The Company's contribution to the Deferred Fund is to be paid in cash unless the Company's Board of Directors determines to make the contribution in shares of Class A Common Stock or another form. Contributions to the Deferred Fund shall not exceed the maximum amount deductible by the Company for Federal income tax purposes.

Employees hired prior to January 1, 1995 are immediately eligible for the Company matching contributions. Employees hired on or after January 1, 1995, who have elected to participate, are eligible for Company matching contributions if they have attained age 21 and have both twelve calendar months of employment and 850 hours of service, as defined.

Participants may elect to borrow against their vested plan balances. Upon this election, the loan balance is transferred from the applicable investment fund(s) to a separate loan fund (participant loans) until repayment. Participants are permitted to transfer to the Plan their account balances from a previous employer's qualified retirement plan.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

A participant's interest in the employee deferral portion of the Deferred Fund account is 100% vested at all times. The participant's interest in the Deferred Fund account will be paid in a single distribution to the participant or their designated beneficiary upon termination of employment with the Company, retirement, permanent disability or death. A participant may not make withdrawals from the Deferred Fund accounts while employed with the Company prior to attaining age 59 1/2 unless the Committee determines the participant is incurring financial hardship. After attaining age 59 1/2, a participant may make withdrawals even if still employed with the Company.
Distributions from the Deferred Fund are paid in cash.

VESTING

A participant's interest in the Company matching contribution is 100% vested if the participant was hired prior to January 1, 1995. If the participant was hired on or after January 1, 1995, the participant's interest in the Company matching contribution vests at the rate of 25% per year in years three through six, becoming fully vested after six years of service, as defined. Participants are deemed fully vested upon reaching age 59 1/2, permanent disability or death. Forfeitures, arising from participants withdrawing from the Plan prior to achieving 100% vesting, are applied to the Company's matching contribution. There were no Plan forfeitures applied against Company matching contributions in 1996 or 1995.

INVESTMENT PROGRAMS

The investment programs offered to participants in the Deferred Fund allowed participants to choose among thirteen investment funds during 1996 and nine investment funds during 1995 offered by the Vanguard Group of Investment Companies. Participants are also allowed to direct a portion of their investment into Class A Common Stock of the Company. Such investment into the SAIC Common Stock Fund can be exchanged into one of the Vanguard Funds subject to certain restrictions.

THE VANGUARD FUNDS OFFERED DURING THE 1996 PLAN YEAR WERE AS FOLLOWS:

1) Vanguard Fixed Income Securities Fund - GNMA Portfolio, which invests in fixed income securities guaranteed by the U.S. Government; 2) Vanguard Index Trust-500 Portfolio, which invests in common stocks; 3) Vanguard Money Market Reserves - Prime Portfolio, which invests in money market instruments; 4) Vanguard Fixed Income Securities Fund - Short-Term Federal Portfolio, which invests in U.S. government obligations; 5) Vanguard/ Wellesley Income Fund, which invests in fixed income securities and common stocks; 6) Vanguard/Windsor Fund, which invests in common stocks; 7) Vanguard International Growth Portfolio, which invests in common stocks of companies based outside the United States; 8) Vanguard U.S. Growth Portfolio, which invests in common stocks; 9) Vanguard Fixed Income Securities Fund - Intermediate - Term Corporate Portfolio, which invests primarily in investment grade corporate bonds; 10) Vanguard LIFEStrategy Income Portfolio, which invests in common stocks, bonds and short term reserves; 11) Vanguard LIFEStrategy Conservative Growth Portfolio, which invests in common stocks, bonds and short term reserves; 12) Vanguard LIFEStrategy Moderate Growth Portfolio, which invests in common stocks and bonds; and 13) Vanguard LIFEStrategy Growth Portfolio, which invests in common stocks and bonds. Separate Deferred Fund accounts are established for each investment program selected by a participant. Participants may elect to transfer their existing account balances at any time among the Vanguard investment funds and/or alter the allocations of future contributions among any of the investment alternatives under rules prescribed by the Committee.

PLAN TERMINATION

Although the Company has not expressed any intent to terminate the Plan, it reserves the right to suspend or discontinue contributions to the Plan or to terminate the Company's participation in the Plan at any time. In the event of termination, a distribution of the participants' Deferred Fund account balances will be made in accordance with the Plan provisions.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The accompanying financial statements are prepared on the accrual basis of accounting.

INVESTMENT VALUATION AND INCOME, GAINS AND LOSSES

Vanguard Funds

Deposits to the Vanguard Funds are used to buy shares from the respective investment fund. Vanguard Fund shares are valued at the net asset value per share as of each valuation date.

Investment transactions are accounted for on the date the shares in the fund are purchased or sold. Realized and unrealized gains and losses are computed based on the market value at the beginning of the year or purchase price if purchased during the year.

SAIC Common Stock

A general public market for the Company's common stock does not exist; therefore, the fair market value of the common stock is determined pursuant to a stock price formula and valuation process which includes an appraisal prepared by an independent appraisal firm. Periodic determinations of fair market value of the common stock are made by the Board of Directors, with the assistance of the independent appraisal firm. The Board of Directors reserves the right to alter the formula.

The gains or losses realized on distributions of investments and the increases or decreases in unrealized appreciation are calculated as the difference between the current fair market value and the fair market value of the investments at the beginning of the year or purchase price if purchased during the year. As of December 31, 1996 and 1995, the fair market value of the Company's Class A Common Stock was $22.83 per share and $18.27 per share and the Plan held approximately 6,994,000 shares and 6,373,000 shares, respectively.

It is the policy of the Committee to keep the SAIC Common Stock Fund invested primarily in Common Stock, except for estimated reserves for use in distributions and investment exchanges by participants. Such reserves are invested in the Vanguard Money Market Reserves - Prime Portfolio mutual fund. If reserves in the SAIC Common Stock Fund are less than the amount required at any given time to make requested distributions and investment changes, investment exchanges out of the SAIC Common Stock Fund by participants may have to be deferred.

Short-term investments

Short-term investments consist primarily of State Street Bank and Trust Short-Term Investment Fund, which invests in short-term money market instruments. State Street Bank and Trust Company is the Plan's Trustee.

CONTRIBUTIONS

Participant contributions and Company matching contributions are accrued based upon the amounts deferred by participants at year end which are received by the Trustee subsequent to year end. Additional Company contributions are accrued based upon the amounts determined by the Company's Board of Directors (Note 1).

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

DISTRIBUTIONS TO PARTICIPANTS

Distributions to participants are recorded when paid. Generally, upon termination or retirement, participants will receive their vested account balance in a single lump sum payment following their termination or retirement date. Benefits to be paid at a future date as elected by terminated or retired participants are as follows:

                                                       DECEMBER 31,
                                                  1996              1995
INVESTMENT FUND

Vanguard GNMA                                 $ 2,816,000       $ 2,343,000
Vanguard Index                                  6,816,000         4,680,000
Vanguard Prime                                  4,598,000         3,758,000
Vanguard STFED                                  1,926,000         1,746,000
Vanguard Wellesley                              2,727,000         2,412,000
Vanguard Windsor                               12,725,000         9,315,000
Vanguard Intl. Growth                           2,687,000         1,688,000
Vanguard U.S. Growth                            2,171,000           464,000
Vanguard Int. Corporate Bond                      124,000            28,000
Vanguard LS Income                                 91,000                 0
Vanguard LS Cons. Growth                           31,000                 0
Vanguard LS Mod. Growth                           173,000                 0
Vanguard LS Growth                                381,000                 0
SAIC CODA Stock                                19,290,000        13,035,000
Participant Loans                                 871,000           672,000
                                              -----------       -----------

   Total                                      $57,427,000       $40,141,000
                                              ===========       ===========

These amounts are reflected as liabilities in the Plan's Form 5500.

ADMINISTRATIVE EXPENSES OF THE PLAN

All expenses incurred in the administration of the Plan are paid out of Plan assets unless the Company elects to pay such costs. Fees totaling $52,000 and $57,000 were paid or accrued to the Trustee by the Plan during 1996 and 1995, respectively. Other Plan expenses totaling $111,000 and $134,000 were paid or accrued by the Plan during 1996 and 1995, respectively.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3 - TAX STATUS

The Plan is intended to qualify under Section 401(a) of the Code. In addition, the Deferred Fund of the Plan is intended to be a "Qualified Cash or Deferred Arrangement" under Section 401(k) of the Code. The Plan is not subject to Federal income taxes.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

The Plan received a favorable determination letter from the Internal Revenue Service during January 1997 indicating that the Plan and related trust, as amended, are designed in accordance with applicable sections of the Code.


NOTE 4 - PARTY-IN-INTEREST TRANSACTIONS

Transactions involving cash, securities or assets of the Company, the Trustee or other affiliated persons are considered to be party-in-interest transactions under Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure. Reportable party-in-interest transactions for the years ended December 31, 1996 and 1995, are summarized below:

                                                 YEAR ENDED DECEMBER 31, 1996
                                    ----------------------------------------------------
                                    NUMBER      NUMBER
INVESTMENT SALES                    OF UNITS    OF SALES      COST             PROCEEDS
State Street Bank & Trust
   Short-Term Investment Fund       812,000       69       $81,180,000       $81,180,000

INVESTMENT PURCHASES

State Street Bank & Trust
   Short-Term Investment Fund       805,000       72       $80,542,000

SAIC Class A Common Stock           621,000        4       $13,156,000



                                                 YEAR ENDED DECEMBER 31, 1995
                                    ----------------------------------------------------
                                    NUMBER      NUMBER
INVESTMENT SALES                    OF UNITS    OF SALES      COST             PROCEEDS
State Street Bank & Trust
   Short-Term Investment Fund       714,000       66       $71,397,000       $71,397,000

INVESTMENT PURCHASES

State Street Bank & Trust
   Short-Term Investment Fund       721,000       78       $72,058,000

SAIC Class A Common Stock           761,000        4       $12,970,000

NOTE 5 - FINANCIAL INFORMATION BY INVESTMENT FUND

Financial information by investment fund as of December 31, 1996 and 1995, and for the years then ended are shown on the following pages.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


NOTE  5 - FINANCIAL INFORMATION BY INVESTMENT FUND - CONTINUED

       STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS AT DECEMBER 31, 1996



                                VANGUARD      VANGUARD      VANGUARD       VANGUARD      VANGUARD       VANGUARD       VANGUARD
                                  GNMA         INDEX          PRIME        WELLESLEY      WINDSOR     INT'L GROWTH   U.S. GROWTH
ASSETS

Investments:
   Mutual funds                $19,620,000   $58,841,000   $31,364,000    $26,138,000   $102,219,000   $25,170,000   $19,558,000
   SAIC Common Stock
   Short-term investments
   Participant loans           -----------   -----------   -----------    -----------   ------------   -----------   -----------
                                19,620,000    58,841,000    31,364,000     26,138,000    102,219,000    25,170,000    19,558,000
                               -----------   -----------   -----------    -----------   ------------   -----------   -----------
Receivables:
   Participant contributions
   Company contributions
   Accrued interest
                               -----------   -----------   -----------    -----------   ------------   -----------   -----------

                               -----------   -----------   -----------    -----------   ------------   -----------   -----------
     Total assets               19,620,000    58,841,000    31,364,000     26,138,000    102,219,000    25,170,000    19,558,000
                               -----------   -----------   -----------    -----------   ------------   -----------   -----------

LIABILITIES

Accrued Plan expenses
                               -----------   -----------   -----------    -----------   ------------   -----------   -----------
Net assets available
   for benefits                $19,620,000   $58,841,000   $31,364,000    $26,138,000   $102,219,000   $25,170,000   $19,558,000
                               ===========   ===========   ===========    ===========   ============   ===========   ===========

                                                                       VANGUARD    VANGUARD
                                VANGUARD      VANGUARD     VANGUARD    LS CONS.    LS MOD.      VANGUARD     SAIC COMMON
                                  CORP.        STFED      LS INCOME    GROWTH      GROWTH       LS GROWTH      STOCK
ASSETS

Investments:
   Mutual funds                $1,538,000   $14,494,000   $455,000   $1,197,000   $2,384,000   $3,946,000   $  3,649,000
   SAIC Common Stock                                                                                         159,670,000
   Short-term investments
   Participant loans           ----------   -----------   --------   ----------   ----------   ----------    -----------
                                1,538,000    14,494,000    455,000    1,197,000    2,384,000    3,946,000    163,319,000
                               ----------   -----------   --------   ----------   ----------   ----------    -----------

Receivables:
   Participant contributions
   Company contributions                                                                                         650,000
   Accrued interest
                               ----------   -----------   --------   ----------   ----------   ----------    -----------
                                                                                                                 650,000
                               ----------   -----------   --------   ----------   ----------   ----------    -----------
     Total assets               1,538,000    14,494,000    455,000    1,197,000    2,384,000    3,946,000    163,969,000
                               ----------   -----------   --------   ----------   ----------   ----------    -----------

LIABILITIES

Accrued Plan expenses
                               ----------   -----------   --------   ----------   ----------   ----------    -----------
Net assets available
   for benefits                $1,538,000   $14,494,000   $455,000   $1,197,000   $2,384,000   $3,946,000   $163,969,000
                               ==========   ===========   ========   ==========   ==========   ==========   ============


                                 PARTICIPANT     STATE STREET
                                    LOANS            STIF               TOTAL
ASSETS

Investments:
   Mutual funds                                                     $310,573,000
   SAIC Common Stock                                                 159,670,000
   Short-term investments                         $ 348,000              348,000
   Participant loans             $17,000,000     ----------           17,000,000
                                 -----------                        ------------
                                  17,000,000        348,000          487,591,000
                                 -----------     ----------         ------------

Receivables:
   Participant contributions                      2,161,000            2,161,000
   Company contributions                                                 650,000
   Accrued interest                                   4,000                4,000
                                 -----------     ----------         -------------
                                                  2,165,000            2,815,000
                                 -----------     ----------         ------------
     Total assets                 17,000,000      2,513,000          490,406,000
                                 -----------     ----------         ------------

LIABILITIES

Accrued Plan expenses                                52,000               52,000
                                 -----------     ----------         ------------
Net assets available
   for benefits                  $17,000,000     $2,461,000         $490,354,000
                                 ===========     ==========         ============

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 5 - FINANCIAL INFORMATION BY INVESTMENT FUND - CONTINUED

       STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS AT DECEMBER 31, 1995

                                  VANGUARD      VANGUARD        VANGUARD       VANGUARD      VANGUARD       VANGUARD      VANGUARD
                                   GNMA          INDEX           PRIME        WELLESLEY      WINDSOR     INT'L GROWTH   U.S. GROWTH
ASSETS

Investments:
   Mutual funds                $ 19,310,000   $ 39,488,000   $ 27,578,000    $23,023,000   $76,996,000    $18,085,000   $ 8,085,000
   SAIC Common Stock
   Short-term investments
   Participant loans
                               ------------   ------------   ------------    -----------   -----------    -----------   -----------
                                 19,310,000     39,488,000     27,578,000     23,023,000    76,996,000     18,085,000     8,085,000
                               ------------   ------------   ------------    -----------   -----------    -----------   -----------

Receivables:
   Participant contributions
   Company contributions                                        2,104,000
   Accrued interest
                               ------------   ------------   ------------    -----------   -----------    -----------   -----------
                                                                2,104,000
                               ------------   ------------   ------------    -----------   -----------    -----------   -----------
     Total assets                19,310,000     39,488,000     29,682,000     23,023,000    76,996,000     18,085,000     8,085,000
                               ------------   ------------   ------------    -----------   -----------    -----------   -----------

LIABILITIES

Accrued Plan expenses
                               ------------   ------------   ------------    -----------   -----------    -----------   -----------
Net assets available
   for benefits                $ 19,310,000   $ 39,488,000   $ 29,682,000    $23,023,000   $76,996,000    $18,085,000   $ 8,085,000
                               ============   ============   ============    ===========   ===========    ===========   ===========

                                   VANGUARD      VANGUARD     SAIC COMMON    PARTICIPANT    STATE STREET
                                    CORP.         STFED         STOCK          LOANS           STIF           TOTAL
ASSETS

Investments:
   Mutual funds                  $1,085,000   $14,746,000   $  3,311,000                                  $231,707,000
   SAIC Common Stock                                         116,432,000                                   116,432,000
   Short-term investments                                                                   $   684,000        684,000
   Participant loans                                                        $11,630,000                     11,630,000
                                 ----------   -----------   ------------    -----------     -----------   ------------
                                  1,085,000    14,746,000    119,743,000     11,630,000         684,000    360,453,000
                                 ----------   -----------   ------------    -----------     -----------   ------------

Receivables:
   Participant contributions                                                                  1,996,000      1,996,000
   Company contributions                                         592,000                                     2,696,000
   Accrued interest                                                                               6,000          6,000
                                 ----------   -----------   ------------    -----------     -----------   ------------
                                                                 592,000                      2,002,000      4,698,000
                                 ----------   -----------   ------------    -----------     -----------   ------------
     Total assets                 1,085,000    14,746,000    120,335,000     11,630,000       2,686,000    365,151,000
                                 ----------   -----------   ------------    -----------     -----------   ------------

LIABILITIES

Accrued Plan expenses                                                                            57,000         57,000
                                 ----------   -----------   ------------    -----------     -----------   ------------
Net assets available
   for benefits                  $1,085,000   $14,746,000   $120,335,000    $11,630,000     $ 2,629,000   $365,094,000
                                 ==========   ===========   ============    ===========     ===========   ============

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 5 - FINANCIAL INFORMATION BY INVESTMENT FUND - CONTINUED

          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR
                        THE YEAR ENDED DECEMBER 31, 1996


                                       VANGUARD     VANGUARD      VANGUARD    VANGUARD       VANGUARD    VANGUARD       VANGUARD
                                         GNMA        INDEX         PRIME     WELLESLEY       WINDSOR   INT'L GROWTH   U.S. GROWTH
ADDITIONS TO NET ASSETS

INVESTMENT INCOME:
   Mutual funds:
     Dividends and interest          $ 1,346,000  $ 1,222,000  $ 1,518,000  $ 2,101,000   $ 9,744,000  $ 1,073,000    $ 1,423,000
     Realized gain (loss)                 47,000    1,805,000                   329,000     1,489,000      586,000        459,000
     Unrealized (depreciation)
        appreciation                    (430,000)   7,089,000                  (204,000)    9,608,000    1,304,000      1,245,000
   SAIC Common Stock:
     Realized gain
     Unrealized appreciation
   Interest
Participant contributions              2,432,000    8,039,000    3,254,000    4,432,000    11,661,000    4,362,000      3,268,000
Company contributions
                                     -----------  -----------  -----------  -----------  ------------  -----------    -----------
         Total additions               3,395,000   18,155,000    4,772,000    6,658,000    32,502,000    7,325,000      6,395,000
                                     -----------  -----------  -----------  -----------  ------------  -----------    -----------

DEDUCTIONS FROM NET ASSETS

   Distributions to participants       1,074,000    2,880,000    2,825,000    1,666,000     5,086,000    1,322,000        666,000
   Plan expenses
                                     -----------  -----------  -----------  -----------  ------------  -----------    -----------
         Total deductions              1,074,000    2,880,000    2,825,000    1,666,000     5,086,000    1,322,000        666,000
                                     -----------  -----------  -----------  -----------  ------------  -----------    -----------

Net increase prior to exchanges        2,321,000   15,275,000    1,947,000    4,992,000    27,416,000    6,003,000      5,729,000
Exchanges                             (2,011,000)   4,078,000     (265,000)  (1,877,000)   (2,193,000)   1,082,000      5,744,000
                                     -----------  -----------  -----------  -----------  ------------  -----------    -----------
Net increase (decrease)                  310,000   19,353,000    1,682,000    3,115,000    25,223,000    7,085,000     11,473,000

NET ASSETS AVAILABLE FOR BENEFITS

   Beginning of year                  19,310,000   39,488,000   29,682,000   23,023,000    76,996,000   18,085,000      8,085,000
                                     -----------  -----------  -----------  -----------  ------------  -----------    -----------
   End of year                       $19,620,000  $58,841,000  $31,364,000  $26,138,000  $102,219,000  $25,170,000    $19,558,000
                                     ===========  ===========  ===========  ===========  ============  ===========    ===========

                                                                           VANGUARD    VANGUARD
                                       VANGUARD    VANGUARD    VANGUARD    LS CONS.    LS MOD.      VANGUARD      SAIC COMMON
                                        CORP.       STFED     LS INCOME    GROWTH      GROWTH      LS GROWTH        STOCK
ADDITIONS TO NET ASSETS

INVESTMENT INCOME:
   Mutual funds:
     Dividends and interest          $   87,000    $874,000   $  16,000   $  53,000   $ 105,000   $   146,000
     Realized gain (loss)                (1,000)    (20,000)      1,000       2,000       6,000        19,000
     Unrealized (depreciation)
        appreciation                    (46,000)   (185,000)     (4,000)     20,000      79,000       201,000
   SAIC Common Stock:
     Realized gain
     Unrealized appreciation                                                                                     $ 30,082,000
   Interest                                                                                                           131,000
Participant contributions               256,000   1,914,000      30,000     162,000     473,000       776,000      11,446,000
Company contributions                                                                                               9,575,000
                                     ---------- -----------    --------  ----------  ----------    ----------    ------------
         Total additions                296,000   2,583,000      43,000     237,000     663,000     1,142,000      51,234,000
                                     ---------- -----------    --------  ----------  ----------    ----------    ------------

DEDUCTIONS FROM NET ASSETS

   Distributions to participants         30,000   1,155,000      21,000       2,000      23,000        15,000       7,916,000
   Plan expenses
                                     ---------- -----------    --------  ----------  ----------    ----------    ------------
         Total deductions                30,000   1,155,000      21,000       2,000      23,000        15,000       7,916,000
                                     ---------- -----------    --------  ----------  ----------    ----------    ------------

Net increase prior to exchanges         266,000   1,428,000      22,000     235,000     640,000     1,127,000      43,318,000
Exchanges                               187,000  (1,680,000)    433,000     962,000   1,744,000     2,819,000         316,000
                                     ---------- -----------    --------  ----------  ----------    ----------    ------------
Net increase (decrease)                 453,000    (252,000)    455,000   1,197,000   2,384,000     3,946,000      43,634,000

NET ASSETS AVAILABLE FOR BENEFITS

   Beginning of year                  1,085,000  14,746,000           0           0           0             0     120,335,000
                                     ---------- -----------    --------  ----------  ----------    ----------    ------------
   End of year                       $1,538,000 $14,494,000    $455,000  $1,197,000  $2,384,000    $3,946,000    $163,969,000
                                     ========== ===========    ========  ==========  ==========    ==========    ============


                                         PARTICIPANT     STATE STREET
                                            LOANS            STIF           TOTAL
ADDITIONS TO NET ASSETS

INVESTMENT INCOME:
   Mutual funds:
     Dividends and interest                                              $ 19,708,000
     Realized gain (loss)                                                   4,722,000
     Unrealized (depreciation)
        appreciation                                                       18,677,000
   SAIC Common Stock:
     Realized gain
     Unrealized appreciation                                               30,082,000
   Interest                               $1,038,000       $  49,000        1,218,000
Participant contributions                                 14,050,000       66,555,000
Company contributions                                         50,000        9,625,000
                                         -----------      ----------     ------------
         Total additions                   1,038,000      14,149,000      150,587,000
                                         -----------      ----------     ------------

DEDUCTIONS FROM NET ASSETS

   Distributions to participants             483,000                       25,164,000
   Plan expenses                                             163,000          163,000
                                         -----------      ----------     ------------
         Total deductions                    483,000         163,000       25,327,000
                                         -----------      ----------     ------------

Net increase prior to exchanges              555,000      13,986,000      125,260,000
Exchanges                                  4,815,000     (14,154,000)               0
                                         -----------      ----------     ------------
Net increase (decrease)                    5,370,000        (168,000)     125,260,000

NET ASSETS AVAILABLE FOR BENEFITS

   Beginning of year                      11,630,000       2,629,000      365,094,000
                                         -----------      ----------     ------------
   End of year                           $17,000,000      $2,461,000     $490,354,000
                                         ===========      ==========     ============

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

NOTE 5 - FINANCIAL INFORMATION BY INVESTMENT FUND - CONTINUED

          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS FOR
                        THE YEAR ENDED DECEMBER 31, 1995

                                      VANGUARD        VANGUARD       VANGUARD       VANGUARD      VANGUARD       VANGUARD
                                        GNMA            INDEX         PRIME        WELLESLEY      WINDSOR     INT'L GROWTH
ADDITIONS TO NET ASSETS

   Investment income:
     Mutual funds:
       Dividends and interest       $  1,239,000   $    856,000   $  1,484,000    $ 1,438,000   $ 8,641,000    $   476,000
       Realized gain (loss)               20,000        766,000                       131,000       686,000        402,000
       Unrealized appreciation         1,387,000      7,895,000                     3,079,000     7,036,000      1,369,000
     SAIC Common Stock:
       Realized gain
       Unrealized appreciation
     Interest
   Participant contributions           2,814,000      6,332,000      3,686,000      4,586,000    11,122,000      4,459,000
   Company contributions                                             2,104,000
                                    ------------   ------------   ------------    -----------   -----------    -----------
         Total additions               5,460,000     15,849,000      7,274,000      9,234,000    27,485,000      6,706,000
                                    ------------   ------------   ------------    -----------   -----------    -----------

DEDUCTIONS FROM NET ASSETS

   Distributions to participants       1,029,000      1,864,000      1,805,000      1,335,000     4,093,000      1,053,000
   Plan expenses
                                    ------------   ------------   ------------    -----------   -----------    -----------
         Total deductions              1,029,000      1,864,000      1,805,000      1,335,000     4,093,000      1,053,000
                                    ------------   ------------   ------------    -----------   -----------    -----------

Net increase prior to exchanges        4,431,000     13,985,000      5,469,000      7,899,000    23,392,000      5,653,000
Exchanges                                 53,000      2,789,000       (235,000)       825,000     1,093,000     (2,810,000)
                                    ------------   ------------   ------------    -----------   -----------    -----------
Net increase                           4,484,000     16,774,000      5,234,000      8,724,000    24,485,000      2,843,000

NET ASSETS AVAILABLE FOR BENEFITS

   Beginning of year                  14,826,000     22,714,000     24,448,000     14,299,000    52,511,000     15,242,000
                                    ------------   ------------   ------------    -----------   -----------    -----------
   End of year                      $ 19,310,000   $ 39,488,000   $ 29,682,000    $23,023,000   $76,996,000    $18,085,000
                                    ============   ============   ============    ===========   ===========    ===========

                                     VANGUARD      VANGUARD      VANGUARD     SAIC COMMON    PARTICIPANT  STATE STREET
                                   U.S. GROWTH      CORP.         STFED         STOCK           LOANS         STIF          TOTAL
ADDITIONS TO NET ASSETS

   Investment income:
     Mutual funds:
       Dividends and interest      $   322,000   $   30,000   $   819,000                                               $ 15,305,000
       Realized gain (loss)            108,000        9,000       (40,000)                                                 2,082,000
       Unrealized appreciation         833,000       41,000       790,000                                                 22,430,000
     SAIC Common Stock:
       Realized gain
       Unrealized appreciation                                              $ 18,891,000                                  18,891,000
     Interest                                                                    150,000    $   717,000   $    56,000        923,000
   Participant contributions         1,218,000       96,000     2,198,000     10,198,000                   12,424,000     59,133,000
   Company contributions                                                       9,216,000                      215,000     11,535,000
                                   -----------   ----------    ----------   ------------    -----------   -----------   ------------
         Total additions             2,481,000      176,000     3,767,000     38,455,000        717,000    12,695,000    130,299,000
                                   -----------   ----------    ----------   ------------    -----------   -----------   ------------

DEDUCTIONS FROM NET ASSETS

   Distributions to participants       185,000       39,000     1,028,000      6,938,000        307,000                   19,676,000
   Plan expenses                                                                                              191,000        191,000
                                   -----------   ----------    ----------   ------------    -----------   -----------   ------------
         Total deductions              185,000       39,000     1,028,000      6,938,000        307,000       191,000     19,867,000
                                   -----------   ----------    ----------   ------------    -----------   -----------   ------------

Net increase prior to exchanges      2,296,000      137,000     2,739,000     31,517,000        410,000    12,504,000    110,432,000
Exchanges                            5,789,000      948,000      (754,000)     1,419,000      2,616,000   (11,733,000)
                                   -----------   ----------    ----------   ------------    -----------   -----------   ------------
Net increase                         8,085,000    1,085,000     1,985,000     32,936,000      3,026,000       771,000    110,432,000

NET ASSETS AVAILABLE FOR BENEFITS

   Beginning of year                         0            0    12,761,000     87,399,000      8,604,000     1,858,000    254,662,000
                                   -----------   ----------    ----------   ------------    -----------   -----------   ------------
   End of year                     $ 8,085,000   $1,085,000    14,746,000   $120,335,000    $11,630,000   $ 2,629,000   $365,094,000
                                   ===========   ==========    ==========   ============    ===========   ===========   ============

                                                         ADDITIONAL INFORMATION
                                                         SCHEDULE I
SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

ITEM 27a FORM 5500 - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AT DECEMBER 31, 1996
-------------------------------------------------------------------------------

                                   DESCRIPTION OF                                     COST OF         CURRENT
        IDENTITY OF ISSUE            INVESTMENT               SHARES OR UNITS          ASSET           VALUE
Mutual funds:
   The Vanguard Group          Vanguard Fixed Income
     of Investment               Securities Fund -
     Companies                   GNMA Portfolio                   1,920,000       $  19,323,000   $   19,620,000

                               Vanguard Index Trust -
                                 500 Portfolio                      851,000          41,705,000       58,841,000

                               Vanguard Money
                                 Market Reserves -
                                 Prime Portfolio                 35,013,000          35,013,000       35,013,000

                               Vanguard Fixed Income
                                 Securities Fund -
                                 Short-Term Federal
                                 Portfolio                        1,434,000          14,546,000       14,494,000

                               Vanguard/Wellesley
                                 Income Fund                      1,274,000          24,457,000       26,138,000

                               Vanguard/Windsor Fund              6,162,000          88,788,000      102,219,000

                               Vanguard Intl. Growth
                                 Portfolio                        1,529,000          21,801,000       25,170,000

                               Vanguard Interm.
                                 Corporate Bond Portfolio           158,000           1,543,000        1,538,000

                               Vanguard U.S. Growth
                                 Portfolio                          824,000          17,479,000       19,558,000

                               Vanguard LIFEStrategy
                                 Income Portfolio                    39,000             459,000          455,000

                               Vanguard LIFEStrategy
                                 Cons. Growth Portfolio              99,000           1,176,000        1,197,000

                               Vanguard LIFEStrategy
                                 Mod. Growth Portfolio              184,000           2,305,000        2,384,000

                               Vanguard LIFEStrategy
                                 Growth Portfolio                   288,000           3,745,000        3,946,000
                                                                                  -------------   --------------
                                                                                    272,340,000      310,573,000

Common Stock:
   SAIC*                       Class A                            6,994,000         129,588,000      159,670,000

Short-term investment:
   State Street                Short-Term Investment
     Bank & Trust*               Fund                               348,000             348,000          348,000

Participant Loans              Due Aug. 1994 to Dec. 2021;
                                 6%-12%                               4,000          17,000,000       17,000,000
                                                                                  -------------   --------------
                                                                                  $ 419,276,000   $  487,591,000
                                                                                  -------------   --------------

* Represents a party-in-interest.

                                                          ADDITIONAL INFORMATION
                                                          SCHEDULE II
SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

ITEM 27b FORM 5500 - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS
AT DECEMBER 31, 1996
-------------------------------------------------------------------------------


                                                      AMOUNT RECEIVED
                                        ORIGINAL   DURING REPORTING YEAR      UNPAID
                                         AMOUNT    ---------------------    BALANCE AT
IDENTITY AND ADDRESS OF OBLIGOR          OF LOAN   PRINCIPAL    INTEREST   END OF YEAR
Edward Eldredge
P.O. Box 511073
Salt Lake City, UT 84151                $12,000     $    0       $    0      $ 8,000

Jack Elliot
94068 Doyle Point Rd
Gold Beach, OR 97444                    $ 9,000     $    0       $    0      $ 5,000

Myra Harris
3452 Terrace Ct
Alexandria, VA 22302                    $ 3,000     $2,000       $    0      $     0

Noble Oxford
508 Kountze Mem Dr
Bellevue, NE 68005                      $12,000     $    0       $    0      $ 1,000

Buck Toler
32741 19th Pl
Federal Way, WA 98003                   $11,000     $    0       $    0      $ 2,000


                                           DETAILED DESCRIPTION OF LOSS INCLUDING DATES OF
                                        MAKING AND MATURITY, INTEREST RATE, THE TYPE AND VALUE             AMOUNT OVERDUE*
                                         OF COLLATERAL, ANY RENEGOTIATION OF THE LOAN AND THE           ----------------------
IDENTITY AND ADDRESS OF OBLIGOR          TERMS OF THE RENEGOTIATION AND OTHER MATERIAL ITEMS            PRINCIPAL     INTEREST
Edward Eldredge
P.O. Box 511073                            Loan date: 8/24/89; Maturity date: 8/19/94;
Salt Lake City, UT 84151                   Interest rate: 11%; Collateral - Vested balance                  $ 8,000       $     0

Jack Elliot
94068 Doyle Point Rd                       Loan date: 11/29/91; Maturity date: 11/22/96;
Gold Beach, OR 97444                       Interest rate: 9%; Collateral - Vested balance                   $ 5,000       $     0

Myra Harris
3452 Terrace Ct                            Loan date: 10/27/95; Maturity date: 8/16/96;
Alexandria, VA 22302                       Interest rate: 8%; Collateral - Vested balance                   $     0       $     0

Noble Oxford
508 Kountze Mem Dr                         Loan date: 3/27/92; Maturity date: 3/15/96;
Bellevue, NE 68005                         Interest rate: 8%; Collateral - Vested balance                   $ 1,000       $     0

Buck Toler
32741 19th Pl                              Loan date: 4/23/93; Maturity date: 4/12/96;
Federal Way, WA 98003                      Interest rate: 7%; Collateral - Vested balance                   $ 2,000       $     0

* During 1997, the Company instructed the Plan's recordkeeper to issue Forms 1099 to the obligors listed above in the amount of the principal balance outstanding at December 31, 1996.

                                                          ADDITIONAL INFORMATION
                                                          SCHEDULE III
SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
CASH OR DEFERRED ARRANGEMENT

ITEM 27d FORM 5500 - SCHEDULE OF REPORTABLE TRANSACTIONS*
YEAR ENDED DECEMBER 31, 1996
-------------------------------------------------------------------------------



                                                               NUMBER OF       PURCHASE        SELLING       LEASE     EXPENSE
     PARTY INVOLVED              DESCRIPTION OF ASSET        TRANSACTIONS        PRICE          PRICE        RENTAL    INCURRED

State Street Bank & Trust     Short-term Investment Fund          72         $80,542,000

State Street Bank & Trust     Short-term Investment Fund          69                         $81,180,000

                                                  CURRENT
                                                  VALUE ON
                                    COST OF      TRANSACTION    NET GAIN
     PARTY INVOLVED                 ASSET           DATE        OR (LOSS)

State Street Bank & Trust                        $80,542,000

State Street Bank & Trust         $81,180,000    $81,180,000     $     0


* Transactions or series of transactions in excess of 5 percent of the current value of the Plan's assets as of December 31, 1995 as defined in Section 2520.103-6 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.